EXHIBIT 10(q)

                          STOCK OPTION AGREEMENT


     THIS AGREEMENT, made effective as of the 14th day of August, 1995 ("Date of Grant"), by and between SEALRIGHT CO., INC., a
Delaware corporation (hereinafter called the "Company"), and CHARLES F. MARCY (hereinafter called "Optionee"),

          WITNESSETH THAT:

          WHEREAS, Optionee is employed as the president and chief executive officer of the Company; and

          WHEREAS, in connection with such employment the Company has agreed to grant to Optionee the option to purchase certain shares of its stock in accordance with the terms set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

          1. Grant and Terms of Option. As of the Date of Grant, the Company has granted to Optionee the option to purchase all or any part of seventy thousand (70,000) shares of the common stock of the Company, par value $.01 per share ("Common Stock"), for a period of ten (10) years from the Date of Grant, unless the option is sooner terminated pursuant to Section 6 below, at the purchase price per share equal to the last sale price of the Company's Common Stock as reported on The Nasdaq Stock Market on August 11, 1995, the last trading day prior to the Date of Grant, $16.00 per share (the "Option Price"); provided, however, that the right to exercise such option shall be, and is hereby, restricted as follows:





                                           Cumulative Shares/Percentage
         Commencing                            Exercisable (Vested)


    8/14/95 (Grant Date)                           0/0%


    8/14/96                                       6,000/20%


    8/14/97                                      28,000/40%


    8/14/98                                      42,000/60%


    8/14/99                                      56,000/80%


    8/14/00                                      70,000/100%


Notwithstanding the foregoing, if prior to the fifth anniversary (the "Relevant Period") of Optionee's date of employment with the Company (August 14, 2000) a "change of control" occurs, then all unvested options shall immediately vest and, if following such "change of control" Optionee's employment with the Company or an affiliate of the Company is voluntarily or involuntarily terminated, any such option shall be settled by the payment to Optionee of an amount equal to the excess, if any, of the aggregate "fair market value" of the shares subject thereto on the "special maturity date" over the aggregate exercise price of such option. For purposes of this Agreement, a "change of control" shall be deemed to have occurred upon (i) an acquisition of at least twenty-five percent (25%) of the outstanding voting stock of the Company, either pursuant to a single tender or exchange offer or through a series of transactions, by a party which does not own at least twenty-five percent (25%) of the Company's issued and outstanding voting stock as of the Date of the Grant, or (ii) a transaction in which the Company is a party to a merger, consolidation or similar reorganization resulting in fifty percent (50%) or more of the Company's issued and outstanding voting stock being beneficially owned by a person other than the stockholders of the Company immediately prior to the transaction, or (iii) a sale by the Company of fifty percent (50%) or more of its assets to any other person. For purposes of this Agreement, "fair market value", as of a given date, means the price per share equal to the last sale price of the Company's Common Stock as reported on the Nasdaq Stock Market on the immediately preceding business day. For purposes of an event described in (i) above, the "special maturity date" for purposes hereof shall be the date on which the Company's Common Stock had the highest "fair market value" during the period in which the tender or exchange offer was outstanding, or, in the event no tender or exchange offer was outstanding the date the person has first acquired in the aggregate 25% of the Common Stock. For purposes of an event specified in (ii) or (iii), the "special maturity date" shall be the effective date of the liquidation, dissolution, merger or consolidation. Settlement shall be made in cash within not less than five (5) days following the Optionee's termination of employment. In no event may this option or any part thereof be exercised (a) at any time unless Optionee is then an employee of the Company and has been so employed continuously since the grant of the option, except as provided in Section 6, below or
(b) after the expiration of the tenth year from the Date of Grant. It is intended that this option shall not qualify as an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986, as amended.

          2. Payment of Option Price. The Option Price shall be paid in full (a) in cash, (b) by the tender to the Company of shares of Common Stock of the Company owned by Optionee and registered in his name having a fair market value equal to the Option Price, (c) by the tender to the Company of that portion of Optionee's outstanding, vested option arising from the grant set forth in this Agreement having a fair market value equal to the aggregate Option Price for the shares being purchased, or (d) by any combination of the payment methods specified in (a), (b) and
(c), above. The "fair market value" of a portion of this option, for purposes of (c), above, shall be equal to the product of the number of option shares for which such vested portion of the option is exercisable, multiplied by the difference between (i) the last sale price of the Company's Common Stock as reported on The Nasdaq Stock Market on the first trading day preceding the date of the option exercise on which a sale is reported and (ii) the Option Price.

          3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement so that the value of the option to the Optionee shall remain the same.

          4. Investment Purpose. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution and Optionee agrees to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

          5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

          6.   Termination of Employment.

               (a) If Optionee voluntarily or involuntarily terminates employment with the Company this option shall terminate three (3) months after the date of such termination of employment, with respect to all vested or unvested options, unless such termination is due to the death or disability of Optionee, as provided for in Section 6(b), below. The Company's Board of Directors shall determine in each case, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Board of Directors shall be final and conclusive.

               (b) If Optionee's employment is terminated by reason of death or disability, the Optionee, or his personal representative, may exercise any or all of Optionee's unexercised unexpired vested options, if otherwise eligible for immediate exercise by the terms of this Agreement on the date of Optionee's death or disability, provided such exercise occurs on or before the expiration of the option on the tenth anniversary of its grant. For purposes of this Agreement, disability shall be as defined in the Sealright Co., Inc. 1995 Stock Option Plan.

          7. Shares Issued on Exercise of Option. Upon any exercise of this option, the Company will transfer to Optionee shares of its Common Stock to satisfy its obligations to deliver shares on any exercise hereof.

          8. Administration. This option has been granted pursuant to a determination by the Board of Directors, and the Board of Directors, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

          9. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed as a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

          10. Invalidity of Provisions. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

          11. Assignments. This Agreement shall be assignable without Optionee's consent by the Company to, and upon such assignment shall be binding upon and inure to the benefit of, any other entity which shall succeed to the business presently being operated by the Company.

          12. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

          13. Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Kansas as applied to contracts to be wholly performed within such state.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, effective as of the Date of Grant.

                              SEALRIGHT CO., INC.



                              By   /s/ John T. Carper  8-21-95
                                   John T. Carper, Vice President-
                                      Finance



                                   /s/ Charles F. Marcy  8-21-95
                                        Charles F. Marcy